EXHIBIT 21
LIST OF SUBSIDIARIES

Subsidiaries of Ashland ("AOI") at October 1, 1994 included the companies listed below. Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below. Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

                                               Jurisdiction of    Immediate
                  Company                      Incorporation      Parent*
                  -------                      ----------------   ----------
AECOM Technology Corporation                      Delaware        ATEC 25%
APAC-Alabama, Inc.                                Delaware           AHI
APAC-Arkansas, Inc.                               Delaware           AHI
APAC-Carolina, Inc.                               Delaware           AHI
APAC-Florida, Inc.                                Delaware           AHI
APAC-Georgia, Inc.                                 Georgia           AHI
APAC Holdings, Inc. ("AHI")                       Delaware           AOI
APAC, Inc.                                        Delaware           AHI
APAC-Kansas, Inc.                                 Delaware           AHI
APAC-Mississippi, Inc.                            Delaware           AHI
APAC-Oklahoma, Inc.                               Delaware           AHI
APAC-Tennessee, Inc.                              Delaware           AHI
APAC-Texas, Inc.                                  Delaware           AHI
APAC-Virginia, Inc.                               Delaware           AHI
Arch Mineral Corporation                          Delaware         AOI 50%
Ashland Chemical Canada Ltd.                   Alberta, Canada       AOI
Ashland Coal, Inc.                                Delaware         AOI 39%
Ashland Crude Marketing, Inc.                     Delaware          AOII
Ashland Crude Trading, Inc.                       Delaware           AOI
Ashland Exploration, Inc.                         Delaware           AOI
Ashland Foundry International, Inc.               Delaware           AOI
Ashland Nigerian Development Company ("ANDC")     Delaware          AOII
Ashland of Nigeria, Ltd. ("ANL")                  Delaware          AOII
Ashland Oil (Nigeria) Company Ultd.                Nigeria    ANL 50%-ANDC 50%
Ashland Overseas Investments, Inc. ("AOII")       Delaware           AOI
Ashland Pipe Line Company ("APL")                   Ohio             AOI
Ashland Plastics International, Inc.              Delaware           AOI
Ash Property, Inc.                                  Ohio             AOI
Ashmont Insurance Company, Inc. ("AIC")            Vermont           AOI
ATEC, Inc. ("ATEC")                               Delaware           AOI
Bluegrass Insurance Company Limited                Bermuda           AIC
Bluegrass International Insurance Limited          Bermuda           AIC
Drew Ameroid International Corporation             Liberia           DCC
Drew Chemical Corporation ("DCC")                 Delaware           AOI
Iberia Ashland Chemical S. A.                       Spain          AOI 70%
Mid-Valley Supply Co.                             Kentucky           AOI
Ohio River Pipe Line Company                      Delaware           APL
Scurlock Permian Corporation                      Kentucky           AOI
Valvoline (Australia) Pty. Ltd.                   Australia          VII
Valvoline Canada Ltd.                          Ontario, Canada       VII
Valvoline International, Inc. ("VII")             Delaware           AOI
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   *100% of the voting securities are owned by the immediate parent except as otherwise indicated.